EXHIBIT C

LETTER OF TRANSMITTAL
Regarding
Units
 of
FSI Low Beta Absolute Return Fund
Tendered Pursuant to the Offer to Purchase
 Dated August 30, 2016
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY THE FUND BEFORE 11:59 P.M., EASTERN TIME, ON SEPTEMBER 30, 2016 UNLESS THE OFFER IS EXTENDED.
Complete This Letter Of Transmittal And Return Or Deliver To:
For Certified Mail, Return Receipt Requested:
 FSI Low Beta Absolute Return Fund
c/o Ultimus Fund Solutions, LLC
 P.O. Box 46707
Cincinnati, OH 45246-0707

For Overnight Mail:
FSI Low Beta Absolute Return Fund
c/o Ultimus Fund Solutions, LLC
225 Pictoria Drive, Suite 450
 Cincinnati, OH 45246
For additional information:

Phone: (877) 379-7380
 Fax: (513) 587-3438
Ladies and Gentlemen:
The undersigned hereby tenders to FSI Low Beta Absolute Return Fund (the "Fund"), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the units of beneficial interest in the Fund ("Units") held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated August 30, 2016 ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Units tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Units tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.
The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Units in the Fund or portions thereof tendered hereby.
A promissory note for the purchase price (less any applicable repurchase fee as discussed in the Offer) will be issued in the name of the undersigned. The payment of the purchase price (less any applicable repurchase fee) for the Units tendered by the undersigned and accepted for purchase by the Fund will be made by wire transfer of the funds to an account designated by the undersigned. The promissory note will be held by Ultimus Fund Solutions, LLC, the Fund’s administrator, fund accountant and transfer agent.
All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.
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Part 1. Name and Address:
Name of Unitholder:
Social Security No.
or Taxpayer
Identification No.:
Telephone Number:	( )

Part 2. Amount of Units in the Fund being Tendered:

[ ]	All Units.

[ ]	Portion of Units expressed as a specific dollar value. $___________
[ ]	Portion of Shares expressed as a specific number of Units. ___________
[ ]	Portion of Shares expressed as a specific percentage of Units held ____%.

Part 3. Payment.
Cash Payment

Cash Payments shall be wire transferred to the following account:

Name of Bank

Address of Bank

ABA Number

Account Number

Name Under Which Account Is Held

Promissory Note
The promissory note reflecting payment of the purchase price (less any applicable repurchase fee) will be issued in the name of the undersigned as maintained in the books and records of the Fund.

Part 4. Signature(s).

For Individual Unitholders and Joint Tenants:	For Other Investors:

Signature	Print Name of Investor

Print Name of Investor	Signature

Joint Tenant Signature if necessary	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary

Print Name and Title of Co-signatory

Date:

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